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                                                                 EXHIBIT 23(c)






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-37652, 333-64504, 333-64504-01, 333-64504-02, 333-71004, 333-71004-01,
333-71004-02, 333-84418, 333-84418-01, 333-84418-02 and 333-110125 and Amendment
No. 1 thereto, and 333-103922 on Form S-3 of TXU Corp. and Registration Statements Nos. 333-32833, 333-32837, 333-45657, 333-46671, 333-79627 as amended by Post Effective Amendment No. 1 thereto, 333-62014, 333-86640, 333-92260 and 333-105133 on Form S-8 of TXU Corp. of our report dated March 21, 2003 (March 11, 2004 as to Note 14) related to the consolidated financial statements of Pinnacle One Partners, L.P. (which includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142 as described in Note 1 of the Notes to the Financial Statements), appearing in TXU Corp.'s Annual Report on Form 10-K for the year ended December 31, 2003.



/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 11, 2004